UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 3, 2017 (March 31, 2017)
OLD PSG WIND-DOWN LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.
On March 31, 2017, Old PSG Wind-down Ltd. (formerly known as Performance Sports Group Ltd.) (the “Company”) and certain of its U.S. and Canadian subsidiaries filed a monthly operating report for the period beginning February 1, 2017 and ending February 26, 2017 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the District of Delaware in the chapter 11 cases captioned In re BPS US Holdings, Inc. et al., Ch. 11 Case No. 16-12373 (Bankr. D. Del. Oct. 31, 2016) [Docket No. 532]. Ernst & Young Inc., in its capacity as monitor to the Company, as appointed by order of the Ontario Superior Court of Justice (Commercial List) intends to file a report on or about April 7, 2017 (the “Monitor Report”) including an appendix containing certain financial information. The Monthly Operating Report is available on the claims agent site at: https://cases.primeclerk.com/PSG/Home-DocketInfo and the Monitor Report will be available on the monitor’s site at: http://documentcentre.eycan.com/Pages/Main.aspx?SID=390&Redirect=1.
On April 3, 2017, the Company also filed a material change report disclosing the resignation of KPMG LLP as the Company’s independent auditor and notification pursuant to Section 10A of the U.S. Securities Exchange Act (the “Material Change Report”). A copy of the Material Change Report is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
Exhibit No.	Description
99.1	Material Change Report, dated April 3, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 3, 2017
OLD PSG WIND-DOWN LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	President